UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



  Date of report (Date of earliest event reported): January 1, 2004



                               KEYSPAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                 (State or Other Jurisdiction of Incorporation)


        1-14161                                         11-3431358
(Commission File Number)                       (IRS Employer Identification No.)

175 East Old Country Road, Hicksville, New York               11801
  One MetroTech Center, Brooklyn, New York                    11201
   (Address of Principal Executive Offices)                 (Zip Code)

                           (516) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and cost of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which the we develop unregulated business ventures; as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports filed by us with the Securities and Exchange Commission.

Item 1.01         Entry into a Material Definitive Contract
---------         -----------------------------------------

Employment Agreement

Effective January 1, 2005, KeySpan Corporation (the "Company") entered into an employment agreement with Anthony Sartor relating to his services as Senior Vice President of the Company as well as President of KeySpan Services, Inc., a wholly-owned, indirect subsidiary of the Company. The employment agreement expires on April 1, 2008, and provides for, among other things, a target annual base salary as well as participation in the Company's Annual Incentive and Gainsharing Plan (the "Incentive Compensation Plan") which will provide for an annual bonus upon comparable terms and conditions as other senior officers of the Company. Such bonus shall be payable in accordance with the provisions of the Incentive Compensation Plan and shall be considered as compensation in calculation of the Employees Retirement Plan of KeySpan Energy ("ERP") pension benefits. The employment agreement also provides for certain special bonuses upon successful completion of certain transactions, at the sole discretion of the Company's board of directors.

Under the employment agreement, Mr. Sartor may also be eligible to participate in the Company's long-term incentive compensation plan, as well as all other compensation and benefit plans provided to other senior officers of the Company. Upon termination of employment for any reason other than good cause, death or disability, Mr. Sartor will be entitled to payment of certain compensation accruable through the term of the employment agreement. A copy of Mr. Sartor's employment agreement is attached hereto as Exhibit 10.1.

Supplemental Retirement Agreement

Also effective January 1, 2005, the Company entered into a supplemental retirement agreement with Mr. Sartor. The supplemental retirement agreement provides for, among other things, pension benefits of an additional one-half year of credited service for each year in which Mr. Sartor is a participant of the KeySpan Executive Supplemental Pension Plan. A copy of Mr. Sartor's supplemental retirement agreement is attached hereto as Exhibit 10.2.


Item 9.01         Financial Statements and Exhibits.
---------         ----------------------------------

                  (c) Exhibits.

                    10.1 Copy of  Employment  Agreement  dated as of  January 1,
                         2005, between Anthony Sartor and KeySpan Corporation.

                    10.2 Copy of Supplemental  Retirement  Agreement dated as of
                         January 1, 2005, between Anthony Sartor and KeySpan Corporation.





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            KEYSPAN CORPORATION

Dated: January 4, 2004                     By:  /s/ John J. Bishar, Jr.
                                                 -----------------------
                                                 John J. Bishar, Jr.
                                                 Senior Vice President,
                                                 General Counsel & Secretary

                                INDEX TO EXHIBITS
                                -----------------


Exhibit No.            Exhibit                                           Page
-----------            -------                                           ----

10.1                   Copy of Employment Agreement
                       dated as of January 1, 2005, between
                       Anthony Sartor and KeySpan Corporation.            6


10.2                   Copy of Supplemental Retirement Agreement
                       dated as of January 1, 2005, between
                       Anthony Sartor and KeySpan Corporation.             19